CONSENT OF DECHERT LLP

We consent to the filing of our tax opinion as an exhibit to the Registration Statement on Form N-14 of Harbor Funds to be filed with the Securities and Exchange Commission and to the references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

March 27, 2020